UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 8, 2018
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02    Termination of a Material Definitive Agreement.

On May 8, 2018, Overstock.com, Inc. (“Overstock”) repaid all outstanding indebtedness under its Loan Agreement dated November 6, 2017 (the “Loan Agreement”) with PCL L.L.C. (“PCL”) and effective May 8, 2018 terminated the Loan Agreement and all or substantially all of its obligations under the Loan Agreement and the collateral and other agreements relating to the Loan Agreement. The amount of the payment was $40,061,370, consisting of the $40 million principal amount and $61,370 in accrued unpaid interest.
As previously disclosed, on November 6, 2017, Overstock and its wholly owned subsidiary O.Com Land LLC entered into the Loan Agreement and borrowed $40 million from PCL, a Utah limited liability company directly or indirectly wholly owned by Overstock Chief Executive Officer Patrick Byrne’s mother and brother as more fully described in Overstock’s Form 8-K filed November 8, 2017. After considering its cash position, Overstock made the determination to prepay the loan in order to eliminate the related party relationship.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	May 14, 2018